CONSENT OF INDEPENDENT AUDITORS


To the Shareholders and Board of Trustees of SoGen Variable Funds, Inc.:

We consent to the use of our report dated January 24, 1997, included herein and to the reference to our firm under the heading "Independent Auditors" in the Statement of Additional Information.




                                                      /s/ KPMG PEAT MARWICK LLP
                                                          KPMG PEAT MARWICK LLP


New York, New York
February 28, 1997